Exhibit 5.3

Advocaten Notarissen Belastingadviseurs

To: Shell International Finance B.V. Carel van Bylandtlaan 30 2596 HR Den Haag The Netherlands (the “Issuer”)		125 Old Broad Street, 17th Floor London EC2N 1AR
T +44 20 7374 0086 F +44 20 7562 4360

Date 8 September 2016 Our ref. M26103717/1/91011590	E. Meyer Swantee Advocaat

Dear Sir/Madam,

Shell International Finance B.V. (the “Issuer”)

USD 1,000,000,000 1.375% Notes due 2019

USD 1,000,000,000 1.750% Notes due 2021

USD 1,000,000,000 2.500% Notes due 2026

USD 1,250,000,000 3.750% Notes due 2046

USD 500,000,000 Floating Rate Notes due 2019

(together the “Notes”)

guaranteed by the Guarantor

1	Introduction

I acted as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration by the Issuer and the Guarantor with the SEC of (i) senior debt securities and (ii) subordinated debt securities which may be issued by the Issuer and which will be fully and unconditionally guaranteed by the Guarantor and (iii) senior and subordinated debt securities, warrants, class A ordinary shares and class B ordinary shares which may be issued by the Guarantor.

In addition, I act as Dutch legal adviser (advocaat) to the Issuer in connection with the issue by it of the Notes.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

De Brauw Blackstone Westbroek London is a branch of De Brauw Blackstone Westbroek London B.V., registered with the Commercial Register in The Hague, The Netherlands under no. 27172367; registered with the Companies Register in England & Wales under Branch number BR4545.

3	Scope of Inquiry

I have examined the following documents:

3.1	A copy of:

(a)	each Agreement signed by the Issuer;

(b)	the Form of Security;

(c)	the Registration Statement;

(d)	the Supplement; and

(e)	the Free Writing Prospectus.

3.2	A copy of:

(a)	the Issuer’s deed of incorporation and its articles of association, as at the date of the Indenture and as at the date of this opinion, as provided by the Chamber of Commerce (Kamer van Koophandel); and

(b)	the Trade Register Extract.

3.3	A copy of each Corporate Resolution.

3.4	A copy of the Power of Attorney.

In addition, I have obtained the following confirmations on the date of this opinion:

3.5	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

3.6	Confirmation through eeas.europa.eu/cfsp/sanctions/consol-list_en.htm that the Issuer is not included on any Sanctions List.

3.7

(a)	Confirmation by telephone from the court registry of the District Court of the place where the Issuer has its seat, derived from that Court’s Insolvency Register; and

(b)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

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in each case that the Issuer is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	Assumptions

I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	Each confirmation referred to in paragraph 3 is true.

(d)	Each Agreement has been or will have been entered into, all Notes have been or will have been issued and the Registration Statement and the Supplement have been or will have been filed with the SEC, in the form referred to in this opinion.

4.2

(a)	Each Corporate Resolution has been duly adopted and remains in force without modification. Each extract from minutes is a true and complete record of the proceedings described in it in a duly convened, constituted and quorate meeting.

(b)	No advice from any works council is required in respect of the Issuer’s entry into any Agreement or its issue and performance of the Notes under the Works Councils Act (Wet op de ondernemingsraden) or otherwise.

4.3

(a)	Each party other than the Issuer has or will have validly entered into each Agreement. All Notes will have been validly issued and accepted by each party.

(b)	Where required, the Notes have been or will have been validly authenticated in accordance with the Indenture.

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(c)	The Power of Attorney:

(i)	has been signed on behalf of the Issuer by two of its managing directors; and

(ii)	remains in force without modification;

and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Agreement on behalf of the Issuer under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

(d)	Each Agreement and the Notes have been signed on behalf of the Issuer by two of its managing directors or by a person named as an authorised representative in the Power of Attorney.

(e)	All Notes have been or will have been signed on behalf of the Issuer, manually or, with the approval of the managing directors concerned, in facsimile by its managing directors in accordance with its articles of association.

4.4	When validly signed by all parties, each Agreement and the Notes are valid and binding on and enforceable against each party under New York Law by which they are expressed to be governed.

4.5

(a)	The Notes have been, are and will be offered to the public (aangeboden aan het publiek) in the Netherlands in accordance with the Wft and, to the extent applicable, the Offer Regulations.

(b)	No Notes will be admitted to trading on a regulated market in the Netherlands.

(c)	At the time when it disposed or disposes of the Notes in the context of the offer of the Notes, the Issuer did or does not possess inside information (voorwetenschap) in respect of the Issuer, the Guarantor or the trade in the Notes.

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4.6	None of the Notes qualify as game or wager (spel en weddingschap) within the meaning of section 7A:1825 BW and no issue of Notes falls within the scope of the Games and Chance Act (Wet op de kansspelen).

4.7	The Issuer complies with section 3:2 Wft and therefore does not require a banking licence pursuant to that Act.

4.8	The Joint Maximum Authorised Amount has not been and will not be exceeded due to the issue by the Issuer of the Notes or otherwise.

4.9	The Agreements and each transaction entered into pursuant to them have or will have been entered into on an arm’s length basis. The Notes have been or will have been issued on an arm’s length basis.

5	Opinion

Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1	The Issuer has been incorporated and exists as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

5.2

(a)	The Issuer has the corporate power to enter into and perform each Agreement and to issue and perform the Notes.

(b)	The Issuer has taken all necessary corporate action to authorise its entry into and performance of each Agreement and its issue and performance of the Notes.

(c)	The Issuer has validly signed each Agreement and the Notes.

5.3	The Issuer’s entry into and performance of each Agreement and its issue and performance of the Notes do not violate Dutch law or its articles of association.

5.4

(a)	The choice of New York Law as the governing law of each Agreement and the Notes is recognised.

(b)	Dutch law does not restrict the validity and binding effect on and enforceability against the Issuer of each Agreement and the Notes.

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5.5	The statements in the Prospectus as supplemented by the Supplement under the heading “Taxation – Dutch taxation” and “Enforceability of Certain Civil Liabilities”, to the extent that they are statements as to Dutch law, are correct.

6	Qualifications

This opinion is subject to the following qualifications:

6.1	This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or emergency measures, (b) rules relating to foreign insolvency proceedings (including foreign Insolvency Proceedings), (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

6.2

(a)	To the extent that the Rome I Regulation (which by its terms applies to any agreements entered into on or after 17 December 2009) does not apply, notwithstanding the recognition of New York Law as the governing law of each Agreement and the Notes:

(i)	effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of each Agreement and the Notes;

(ii)	Dutch law will be applied insofar as it is mandatory irrespective of the governing law of each Agreement and the Notes;

(iii)	the application of New York Law may be refused if it is manifestly incompatible with Dutch public policy; and

(iv)	regard will be given to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(b)	To the extent that the Rome I Regulation applies, the recognition of New York Law as the governing law of each Agreement and the Notes:

(i)	will not prejudice the provisions of the law of the European Community (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the relevant Agreement was entered into or the Notes were issued (other than the choice of New York Law as the governing law of that Agreement or the Notes, as applicable) are located in one or more Member States of the European Union;

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(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)	will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3	Enforcement in the Netherlands of each Agreement and the Notes is subject to Dutch rules of civil procedure.

6.4	Enforceability of each Agreement and the Notes may be limited under the Sanction Act 1977 (Sanctiewet 1977) or otherwise by international sanctions.

6.5	Enforcement of the Notes in a Dutch court may require that the beneficiary under the Notes submits a copy of the Indenture.

6.6	To the extent that Dutch law applies, any provision that the holder of a Note may be treated as its absolute owner may not be enforceable under all circumstances.

6.7	To the extent that Dutch law applies, title to a Note may not pass if (i) the Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Note, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

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6.8	To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.9	Any provision in the Indenture to the effect that:

(a)	in proceedings initiated by the Trustee, the Trustee shall be deemed to represent all the holders of the Notes without any need to make those holders party to the proceedings;

(b)	the Trustee may enforce any Note without producing it;

(c)	no holder of any Note may institute proceedings, judicial or otherwise with respect to the Notes (including for the appointment of a receiver or trustee or for any other remedy thereunder) other than within the limits set out in the Indenture;

(d)	the Trustee may in its own name and as trustee of an express trust institute a judicial proceeding, prosecute such proceeding to judgment or final decree and may enforce the same; or

(e)	no holder of any Note of any series shall have the right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of an administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer or for any other remedy under the Indenture, unless such holder previously shall have given to the Trustee written notice as further provided in the Indenture, may not be enforceable.

6.10	To the extent that any provision of the Indenture or the Notes are general conditions within the meaning of section 6:231 BW, a holder of a Note may nullify (vernietigen) that provision therein if (i) the Issuer has not offered the holder a reasonable opportunity to examine the provisions of the Indenture or the Notes, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in section 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note is a natural person not acting in the conduct of a profession or trade. The provisions such as set out in Sections 5.02 and 5.03 of the Indenture might fall within the scope of section 6:236 BW.

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6.11	If any Note has been signed on behalf of the Issuer (manually or in facsimile) by a person who on the signing date is, but ceases to be before the date of the Note and its authentication and issue, a duly authorised representative of the Issuer, enforcement of the Note in a Dutch court may require that the holder of the Note submit a copy of the Indenture.

6.12	In proceedings in a Dutch court for the enforcement of any Agreement or the Notes the court may mitigate amounts due in respect of litigation and collection costs.

6.13	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.14

(a)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.15	I do not express any opinion on:

(a)	the validity of any lien as security of the Notes of one or more series of any property or assets as contemplated by Section 7.07 of the Indenture for whatever purpose contemplated by the said section of the Indentures or any (other) rights in rem;

(b)	the validity of any substitution, any form of transfer of a contractual position (contractsoverneming) or any form of assumption of an obligation (schuldoverneming) as provided for in Section 5 of the Indenture or any other in rem matters; or

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(c)	a jurisdiction clause in any Agreement or the enforceability of any foreign judgment in the Netherlands; or

(d)	any tax matters, except for paragraph 5.5.

7	Reliance

7.1	This opinion may be relied upon by the Issuer for the purpose of the Registration of the Notes and not by any other person or for any other purpose.

7.2	By accepting this opinion, the Issuer agrees that:

(a)	(except as set out below) it shall not supply this opinion, or disclose its contents or existence, to any person for any purpose; and

(b)	only De Brauw will have any liability in connection with this opinion, the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw under the headings “Enforceability of Certain Civil Liabilities”, “Taxation- Dutch Taxation” and “Legal Matters” in the Prospectus as supplemented by the Supplement.

7.4	The previous paragraph is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

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Yours faithfully,

De Brauw Blackstone Westbroek London B.V.

/s/ Ernest Meyer Swantee

Ernest Meyer Swantee

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Annex – Definitions

Part 1 – General

In this opinion:

“Agreements” is defined in part 3 (Issue Documents) of this Annex.

“BW” means the Civil Code (Burgerlijk Wetboek).

“Corporate Resolution” is defined in part 2 (Issuer) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek London B.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Form of Security” means the form of global security for the Notes (senior debt securities) of the Issuer filed as Exhibit 4.7 with the Registration Statement.

“Free Writing Prospectus” is defined in part 3 (Issue Documents) of this Annex.

“Guarantor” means Royal Dutch Shell plc.

“Indenture” is defined in part 3 (Issue Documents) of this Annex.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“Issuer” is defined in part 2 (Issuer) of this Annex.

“Joint Maximum Authorised Amount” is defined in part 2 (Issuer) of this Annex.

“New York Law” means the laws of the State of New York.

“Notes” means the (i) USD 1,000,000,000 1.375% Notes due 2019, (ii) USD 1,000,000,000 1.750% Notes due 2021, (iii) USD 1,000,000,000 2.500% Notes due 2026, (iv) USD 1,250,000,000 3.750% Notes due 2046 and (v) USD 500,000,000 Floating Rate Notes due 2019 and includes, where the context permits the Notes in all forms referred to in this opinion and the coupons pertaining to the Notes in definitive form.

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“Offer Regulations” means:

(a)	Commission Regulation (EC) No 809/2004 of 29 April 2004 implementing Directive 2003/71/EC of the European Parliament and of the Council as regards information contained in prospectuses as well as the format, incorporation by reference and publication of such prospectuses and dissemination of advertisements;

(b)	Commission Regulation (EC) No 2273/2003 of 22 December 2003 implementing Directive 2003/6/EC of the European Parliament and of the Council as regards exemptions for buy-back programmes and stabilisation of financial instruments; and

(c)	Commission Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable to the Prospectus and Supplement.

“Power of Attorney” is defined in part 2 (Issuer) of this Annex.

“Programme” means the European Medium Term Note programme under which Royal Dutch Shell plc and the Issuer act as issuers and the Guarantor acts as a guarantor.

“Prospectus” is defined in part 3 (Issue Documents) of this Annex.

“Registration” means the registration by the Issuer and the Guarantor of inter alia the Notes with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-3 dated 31 October 2014 in relation to the Registration (including the prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).

“Rome I Regulation” means Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations.

“Sanctions List” means each list referred to in:

(a)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(b)	Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with Usama bin Laden, the Al-Qaida network and the Taliban, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

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(c)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Supplement” is defined in part 3 (Issue Documents) of this Annex.

“Terms Agreement” is defined in part 3 (Issue Documents) of this Annex.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” is defined in part 2 (Issuer) of this Annex.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

“Trustee” means Deutsche Bank Trust Company Americas.

“Underwriters” means the Underwriters named in the Underwriting Agreement.

“Underwriting Agreement” is defined in part 3 (Issue Documents) of this Annex.

“Wft” means the Financial Markets Supervision Act (Wet op het financieel toezicht).

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Part 2 – Issuer

In this opinion:

“Corporate Resolution” means each of:

(a)	a written resolution of the Issuer’s managing board dated 31 May 2005;

(b)	a supplemental written resolution of the Issuer’s managing board dated May 2006;

(c)	a written resolution of the Issuer’s managing board (directie) with the heading “Memorandum to the Board of Management of Shell International Finance B.V.”, which is dated 5 November 2008;

(d)	minutes of a meeting of the Issuer’s managing board held on 16 December 2015 approving a board memorandum which I understand to be the board memorandum referred to in sub (e) below; and

(e)	an extract from the memorandum to the board of management of the Issuer dated 16 December 2015 stated to have been approved in the board meeting on 16 December 2015 which includes an authorisation by the managing board of the Issuer to issue debt securities under the Programme and/or the Registration up to a principal amount in aggregate not exceeding USD 20,000,000,000 in the year 2016 (the “Joint Maximum Authorised Amount”).

“Issuer” means Shell International Finance B.V., with corporate seat in The Hague.

“Power of Attorney” means a power of attorney granted by the Issuer to each of Michiel Brandjes, Peter van Driel, Alan Mclean, Claudia Kröger and Caroline Omloo as category I and each of Russell O’Brien, Ian Chisholm, Frances Hinden, Andy Byrne and Michael Ashworth as category II and dated 16 December 2015.

“Trade Register Extract” means each of two Trade Register extracts relating to the Issuer provided by the Chamber of Commerce and dated 6 September 2016.

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Part 3 – Issue Documents

In this opinion:

“Agreements” means the Indenture, the Terms Agreement and the Underwriting Agreement.

“Free Writing Prospectus” means the pricing term sheets for the Notes, filed as a “Free Writing Prospectus” with the SEC on 7 September 2016.

“Indenture” means an indenture dated 27 June 2006 for senior debt securities between the Issuer, the Guarantor and the Trustee as trustee and includes the terms and conditions of the notes to be issued under the Registration.

“Prospectus” means the prospectus dated 31 October 2014 for, inter alia, the Notes on Form F-3 relating to the Registration.

“Supplement” means a preliminary prospectus supplement to the Prospectus dated 7 September 2016.

“Terms Agreement” means a terms agreement dated 7 September 2016 between the Issuer, the Guarantor and the Underwriters.

“Underwriting Agreement” means an underwriting agreement dated 7 September 2016 between the Issuer, the Guarantor and the Underwriters.

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